Exhibit 32.2

      In connection with the Quarterly Report on Form 10-Q of Winfield Capital Corp. (the "Company") for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, R. Scot Perlin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

            1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            2. The information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Company.


Dated:  August 12, 2005             By: /s/ R. SCOT PERLIN
                                        ------------------------------------
                                        R. Scot. Perlin
                                        Chief Financial Officer & Director


      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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